Exhibit 23A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 13, 1996 incorporated by reference in the Company's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.


                                              ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
June 17, 1996